Exhibit 10.1

                              CONSULTING AGREEMENT


THIS AGREEMENT (the "Agreement") is made as of this 6th day of September, 2005 between American Soil Technologies, Inc., a Nevada corporation, with its principal place of business located in Pacoima, California (the "Company") and Telperion Business Consultants, LLC, a Nevada limited liability company (the "Consultant"), hereinafter collectively referred to as the "Parties".

In consideration of the mutual promises and covenants set forth below, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto, intending to be legally bound hereby agree as follows:

1. Engagement The Company hereby engages the Consultant, and the Consultant accepts engagement by the Company upon the terms and conditions set forth in this Agreement.

2. Term The term of this Agreement shall begin on the date hereof and shall continue for 180 days. At which time the Company and the Consultant upon mutual agreement can extend the contract for another term. This Agreement may be cancelled by either party with 30 days written notice after the first 60 days of this Agreement.

3. Consulting Services Compensation

(a) The Company shall pay to the Consultant, as compensation for its services under this Agreement, $1,000 upon the full execution of this Agreement and $5,000 per month. This monthly payment will be accrued until such time as a financing is completed by the Company. In addition, 100,000 shares of common stock of the Company stock will be issued by the Company to the consultant according to the following schedule: (i) 50,000 shares upon the full execution of this Agreement; and (ii) 50,000 shares upon the close of the Company's next financing.

(b) The Company may, in the future, provide the Consultant with additional compensation if the Company and the Consultant mutually agree for any additional services by the Consultant.

4. Duties From time to time, as reasonably requested by the Company, the Consultant agrees to perform consulting services related to business introductions, strategic planning, and assisting the Company's management in developing and implementing the Company's investor relations/public relations plan.

5. Nature of Engagement The Company is engaging the Consultant as an independent contractor. Nothing in this Agreement shall be construed to create an employer-employee relationship between the parties. The services to be provided will not be in connection with the offer or sale of securities or any other capital-raising transaction.

6. Expenses Upon receipt of requests from the Consultant for reimbursement, the Company shall reimburse the Consultant for all reasonable and necessary expenses the Consultant incurs in performing its duties in connection with this Agreement. The Consultant shall be required to receive authorization from the Company prior to incurring any expenses.

7. Notices. Any notice, request, instruction, or other document required by the terms of this Agreement, or deemed by any of the Parties hereto to be desirable, to be given to any other party hereto shall be in writing and shall be given by personal delivery, overnight delivery, mailed by registered or certified mail, postage prepaid, with return receipt requested, or sent by facsimile transmission to the addresses of the Parties as follows:

     To the Company:      American Soil Technologies, Inc.
                          12224 Montague Street
                          Pacoima, CA 91331
                          Fax: 818/899-4686

     To the Consultant:   Telperion Business Consultants, LLC
                          12 Innisbrook Road
                          Skillman, NJ  08558
                          Fax:

The persons and addresses set forth above may be changed from time to time by a notice sent as aforesaid. If notice is given by personal delivery or overnight delivery in accordance with the provisions of this Section, such notice shall be conclusively deemed given at the time of such delivery provided a receipt is obtained from the recipient. If notice is given by mail in accordance with the provisions of this Section, such notice shall be conclusively deemed given upon receipt and delivery or refusal. If notice is given by facsimile transmission in accordance with the provisions of this Section, such notice shall be conclusively deemed given at the time of delivery if during business hours and if not during business hours, at the next business day after delivery, provided a confirmation is obtained by the sender.

8. Miscellaneous

(a) Governing Law This Agreement shall be governed by, interpreted and enforced in accordance with the laws of the State of California.

(b) Entire Agreement This instrument contains the entire agreement of the parties concerning engagement and may not be changed or modified except by written agreement duly executed by the parties hereto.

(c) Confidentiality Except as may otherwise be required by law, the specific provisions of this Agreement shall remain strictly confidential. Notwithstanding the foregoing, the parties agree that Consultant shall disclose that it is being compensated by the Company in all of its promotional releases to the public, in accordance with the Act. Neither the company nor the Consultant shall, either directly or indirectly through their respective officers, directors, employees, shareholders, partners, joint ventures, agents, consultants, contractor, affiliates or any other person, disclose, communicate, disseminate or otherwise breach the confidentiality of all or any provision of this Agreement, without the express written consent of both parties to this Agreement.

(d) Assignment The obligations of the parties under this Agreement shall not be assigned without the written consent of the parties. Notwithstanding any provision of this Agreement to the contrary, however, the Consultant shall be entitled to provide that any funds payable or stock issuable to it pursuant to this Agreement shall instead be paid or issued to its designee.

(e) Counterparts and Facsimile This Agreement may be executed in counterparts, and all counterparts will be considered as part of one agreement binding on all parties to this Agreement. This Agreement may be executed via facsimile, which signatures shall be deemed legal and binding as an original signature hereto.

(f) Severability If any term, condition or provision of this Agreement or the application thereof to any party or circumstances shall, at any time or to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such term, condition or provision to parties or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term, condition and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

(g) Jurisdiction. The parties submit to the jurisdiction of the Courts of the County of Orange, State of California or a Federal Court empaneled in the State of California for the resolution of all legal disputes arising under the terms of this Agreement, including, but not limited to, enforcement of any arbitration award.

(h) Attorneys' Fees. In the event any Party hereto shall commence legal proceedings against the other to enforce the terms hereof, or to declare rights hereunder, as the result of a breach of any covenant or condition of this Agreement, the prevailing party in any such proceeding shall be entitled to recover from the losing party its costs of suit, including reasonable attorneys' fees, as may be fixed by the court.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the day and year first above written.

American Soil Technologies, Inc


/s/ Carl P. Ranno
------------------------------------------
By: Carl P. Ranno, President/CEO


/s/ Douglas Toth
-----------------------------------------
By: Douglas Toth representing Telperion Business Consultants, LLC